UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hartford Plaza, Hartford, Connecticut		06115-1900
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In connection with its release of earnings for the fourth quarter of 2005, The Hartford Financial Services Group, Inc. hereby furnishes an update regarding the litigation and regulatory developments disclosure set forth in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2005.

Litigation

The Hartford Financial Services Group, Inc. and its subsidiaries (collectively, "The Hartford" or the "Company") are involved in claims litigation arising in the ordinary course of business, both as a liability insurer defending third-party claims brought against insureds and as an insurer defending coverage claims brought against it. The Hartford accounts for such activity through the establishment of unpaid claim and claim adjustment expense reserves. Subject to the uncertainties discussed below under the caption "Asbestos and Environmental Claims," management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of The Hartford.

The Hartford is also involved in other kinds of legal actions, some of which assert claims for substantial amounts. These actions include, among others, putative state and federal class actions seeking certification of a state or national class. Such putative class actions have alleged, for example, underpayment of claims or improper underwriting practices in connection with various kinds of insurance policies, such as personal and commercial automobile, property, and inland marine; improper sales practices in connection with the sale of life insurance and other investment products; improper fee arrangements in connection with mutual funds; and unfair settlement practices in connection with the settlement of asbestos claims. The Hartford also is involved in individual actions in which punitive damages are sought, such as claims alleging bad faith in the handling of insurance claims. Like many other insurers, The Hartford also has been joined in actions by asbestos plaintiffs asserting that insurers had a duty to protect the public from the dangers of asbestos. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of The Hartford. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated results of operations or cash flows in particular quarterly or annual periods.

Broker Compensation Litigation – On October 14, 2004, the New York Attorney General’s Office filed a civil complaint (the "NYAG Complaint") against Marsh Inc. and Marsh & McLennan Companies, Inc. (collectively, "Marsh") alleging, among other things, that certain insurance companies, including The Hartford, participated with Marsh in arrangements to submit inflated bids for business insurance and paid contingent commissions to ensure that Marsh would direct business to them. The Hartford was not joined as a defendant in the action, which has since settled. Since the filing of the NYAG Complaint, several private actions have been filed against the Company asserting claims arising from the allegations of the NYAG Complaint.

Two securities class actions, now consolidated, have been filed in the United States District Court for the District of Connecticut alleging claims against the Company and certain of its executive officers under Section 10(b) of the Securities Exchange Act and SEC Rule 10b-5. The consolidated amended complaint alleges on behalf of a putative class of shareholders that the Company and the four named individual defendants, as control persons of the Company, failed to disclose to the investing public that The Hartford’s business and growth was predicated on the unlawful activity alleged in the NYAG Complaint. The class period alleged is August 6, 2003 through October 13, 2004, the day before the NYAG Complaint was filed. The complaint seeks damages and attorneys’ fees. Defendants filed a motion to dismiss in June 2005, and the Court heard oral argument on December 22, 2005. The Company and the individual defendants dispute the allegations and intend to defend these actions vigorously.

Two corporate derivative actions, now consolidated, also have been filed in the same court. The consolidated amended complaint, brought by a shareholder on behalf of the Company against its directors and an executive officer, alleges that the defendants knew adverse non-public information about the activities alleged in the NYAG Complaint and concealed and misappropriated that information to make profitable stock trades, thereby breaching their fiduciary duties, abusing their control, committing gross mismanagement, wasting corporate assets, and unjustly enriching themselves. The complaint seeks damages, injunctive relief, disgorgement, and attorneys’ fees. Defendants filed a motion to dismiss in May 2005, and the plaintiffs thereafter agreed to stay further proceedings pending resolution of the motion to dismiss the securities class action. All defendants dispute the allegations and intend to defend these actions vigorously.

Three consolidated putative class actions filed in the same court on behalf of participants in the Company’s 401(k) plan, alleging that the Company and other plan fiduciaries breached their fiduciary duties to plan participants by, among other things, failing to inform them of the risk associated with investment in the Company’s stock as a result of the activity alleged in the NYAG Complaint, have been voluntarily dismissed by the plaintiffs without payment.

The Company is also a defendant in a multidistrict litigation in federal district court in New Jersey. There are two consolidated amended complaints filed in the multidistrict litigation, one related to alleged conduct in connection with the sale of property-casualty insurance and the other related to alleged conduct in connection with the sale of group benefits products. The Company and various of its subsidiaries are named in both complaints. The actions assert, on behalf of a class of persons who purchased insurance through the broker defendants, claims under the Sherman Act, the Racketeer Influenced and Corrupt Organizations Act ("RICO"), state law, and in the case of the group benefits complaint, claims under ERISA arising from conduct similar to that alleged in the NYAG Complaint. The class period alleged is 1994 through the date of class certification, which has not yet occurred. The complaints seek treble damages, injunctive and declaratory relief, and attorneys’ fees. The Company also has been named in two similar actions filed in state courts, which the defendants have removed to federal court. Those actions currently are transferred to the court presiding over the multidistrict litigation. In addition, the Company was joined as a defendant in an action by the California Commissioner of Insurance alleging similar conduct by various insurers in connection with the sale of group benefits products. The Commissioner’s action asserts claims under California insurance law and seeks injunctive relief only. The Company disputes the allegations in all of these actions and intends to defend the actions vigorously.

Additional complaints may be filed against the Company in various courts alleging claims under federal or state law arising from the conduct alleged in the NYAG Complaint. The Company’s ultimate liability, if any, in the pending and possible future suits is highly uncertain and subject to contingencies that are not yet known, such as how many suits will be filed, in which courts they will be lodged, what claims they will assert, what the outcome of investigations by the New York Attorney General’s Office and other regulatory agencies will be, the success of defenses that the Company may assert, and the amount of recoverable damages if liability is established. In the opinion of management, it is possible that an adverse outcome in one or more of these suits could have a material adverse effect on the Company’s consolidated results of operations or cash flows in particular quarterly or annual periods.

Fair Credit Reporting Act Putative Class Action – In October 2001, a complaint was filed in the United States District Court for the District of Oregon, on behalf of a putative nationwide class of homeowners and automobile policyholders from 1999 to the present, alleging that the Company willfully violated the Fair Credit Reporting Act ("FCRA") by failing to send appropriate notices to new customers whose initial rates were higher than they would have been had the customer had a more favorable credit report. In July 2003, the district court granted summary judgment for the Company, holding that FCRA’s adverse action notice requirement did not apply to the rate first charged for an initial policy of insurance.

The plaintiff appealed and, in August 2005, a panel of the United States Court of Appeals for the Ninth Circuit reversed the district court, holding that the adverse action notice requirement applies to new business and that the Company’s notices, even when sent, contained inadequate information. Although no court previously had decided the notice requirements applicable to insurers under FCRA, and the district court had not addressed whether the Company’s alleged violations of FCRA were willful because it had agreed with the Company’s interpretation of FCRA and found no violation, the Court of Appeals further held, over a dissent by one of the judges, that the Company’s failure to send notices conforming to the Court’s opinion constituted a willful violation of FCRA as a matter of law. FCRA provides for a statutory penalty of $100 to $1,000 per willful violation. Simultaneously, the Court of Appeals issued decisions in related cases against four other insurers, reversing the district court and holding that those insurers also had violated FCRA in similar ways. On October 3, 2005, the Court of Appeals withdrew its opinion in the Hartford case and issued a revised opinion, which changed certain language of the opinion but not the outcome.

On October 31, 2005, the Company timely filed a petition for rehearing and for rehearing en banc in the Ninth Circuit. While that petition was pending, on January 25, 2006, the Court of Appeals again withdrew its opinion in the Hartford case and issued a second revised opinion. The new opinion vacated the Court’s earlier ruling that the Company had willfully violated FCRA as a matter of law and remanded the case to the district court for further proceedings. On remand, the Company will have an opportunity to present evidence that its conduct was not willful. If the Company is found not to have acted willfully, statutory penalties will not be available, and the plaintiff will have to prove actual damages.

No class has been certified, and the Company intends to continue to defend this action vigorously. The Company’s ultimate liability, if any, in this action is highly uncertain and subject to contingencies that are not yet known. In the opinion of management, it is possible that an adverse outcome in this action could have a material adverse effect on the Company’s consolidated results of operations or cash flows.

Blanket Casualty Treaty Litigation – The Company is engaged in pending litigation in Connecticut Superior Court against certain of its upper-layer reinsurers under its Blanket Casualty Treaty ("BCT"). The BCT is a multi-layered reinsurance program providing excess-of-loss coverage in various amounts from the 1930s through the 1980s. The upper layers were first placed in 1950, predominantly with London Market reinsurers, including Lloyd’s syndicates. The action seeks, among other relief, damages for the reinsurer defendants’ failure to pay certain billings for asbestos and pollution claims.

In December 2003, the Company entered into a global settlement with MacArthur Company, an asbestos insulation distributor and installer then in bankruptcy, for $1.15 billion. The Company then billed the reinsurer defendants under the BCT for $117 million of the settlement amount. After the reinsurers refused to pay the MacArthur billing, the Company amended its complaint to add, among other things, claims related to that billing. Most of the reinsurer defendants counterclaimed, seeking a declaration that they did not owe reinsurance for the MacArthur settlement.

The litigation concerns under what circumstances losses arising from multiple claims against a single insured may be combined and ceded as a single "accident" under the BCT so as to reach the upper layers of the program. The BCT contains a unique definition of "accident." The application of this definition to the ceded losses is the crux of the dispute.

In April 2005, the Superior Court phased the proceedings, providing for a trial of the MacArthur billing first, in April 2006, with other billings to follow in subsequent trial settings. In September 2005, the London Market reinsurer defendants moved for summary judgment on the MacArthur-related claims. After briefing and oral argument, the Superior Court issued a decision on December 13, 2005, granting the defendants’ motion. The Company has noticed an appeal to the Connecticut Appellate Court and intends to prosecute its appeal vigorously.

The outcome of the appeal is uncertain. If the decision of the Superior Court is affirmed on appeal, the Company may be unable to collect not only its billing for the MacArthur settlement but also other current and future billings to which the same relevant facts and legal analysis would apply. The Company has recorded gross reinsurance recoveries of asbestos and pollution losses under the BCT of $586 million. The Company has considered the risk of non-collection of these recoveries in its allowance of $335 million as of December 31, 2005 for all uncollectible reinsurance recoverables associated with older, long-term casualty liabilities reported in the Other Operations segment. If the Company ultimately is unable to collect asbestos and pollution recoveries under the BCT, an adjustment to decrease the Company’s net reinsurance recoverables would be required in an amount that would have a material adverse effect on the Company's consolidated results of operations or cash flows in a particular quarterly or annual period.

Asbestos and Environmental Claims – As discussed in Note 12 of the Notes to Consolidated Financial Statements under the caption "Asbestos and Environmental Claims", included in the Company’s 2004 Form 10-K Annual Report, The Hartford continues to receive asbestos and environmental claims that involve significant uncertainty regarding policy coverage issues. Regarding these claims, The Hartford continually reviews its overall reserve levels and reinsurance coverages, as well as the methodologies it uses to estimate its exposures. Because of the significant uncertainties that limit the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and related expenses, particularly those related to asbestos, the ultimate liabilities may exceed the currently recorded reserves. Any such additional liability cannot be reasonably estimated now but could be material to The Hartford’s future consolidated operating results, financial condition and liquidity.

Regulatory Developments

In June 2004, the Company received a subpoena from the New York Attorney General's Office in connection with its inquiry into compensation arrangements between brokers and carriers. In mid-September 2004 and subsequently, the Company has received additional subpoenas from the New York Attorney General’s Office, which relate more specifically to possible anti-competitive activity among brokers and insurers. Since the beginning of October 2004, the Company has received subpoenas or other information requests from Attorneys General and regulatory agencies in more than a dozen jurisdictions regarding broker compensation and possible anti-competitive activity. The Company may receive additional subpoenas and other information requests from Attorneys General or other regulatory agencies regarding similar issues. In addition, the Company has received a request for information from the New York Attorney General’s Office concerning the Company’s compensation arrangements in connection with the administration of workers compensation plans. The Company intends to continue cooperating fully with these investigations, and is conducting an internal review, with the assistance of outside counsel, regarding broker compensation issues in its Property & Casualty and Group Benefits operations.

On October 14, 2004, the New York Attorney General’s Office filed a civil complaint against Marsh & McLennan Companies, Inc., and Marsh, Inc. (collectively, "Marsh"). The complaint alleges, among other things, that certain insurance companies, including the Company, participated with Marsh in arrangements to submit inflated bids for business insurance and paid contingent commissions to ensure that Marsh would direct business to them. The Company was not joined as a defendant in the action, which has since settled. Although no regulatory action has been initiated against the Company in connection with the allegations described in the civil complaint, it is possible that the New York Attorney General’s Office or one or more other regulatory agencies may pursue action against the Company or one or more of its employees in the future. The potential timing of any such action is difficult to predict. If such an action is brought, it could have a material adverse effect on the Company.

On October 29, 2004, the New York Attorney General’s Office informed the Company that the Attorney General is conducting an investigation with respect to the timing of the previously disclosed sale by Thomas Marra, a director and executive officer of the Company, of 217,074 shares of the Company’s common stock on September 21, 2004. The sale occurred shortly after the issuance of two additional subpoenas dated September 17, 2004 by the New York Attorney General’s Office. The Company has engaged outside counsel to review the circumstances related to the transaction and is fully cooperating with the New York Attorney General’s Office. On the basis of the review, the Company has determined that Mr. Marra complied with the Company’s applicable internal trading procedures and has found no indication that Mr. Marra was aware of the additional subpoenas at the time of the sale.

There continues to be significant federal and state regulatory activity relating to financial services companies, particularly mutual funds companies. These regulatory inquiries have focused on a number of mutual fund issues, including market timing and late trading, revenue sharing and directed brokerage, fees, transfer agents and other fund service providers, and other mutual-fund related issues. The Company has received requests for information and subpoenas from the SEC, subpoenas from the New York Attorney General’s Office, a subpoena from the Connecticut Attorney General’s Office, requests for information from the Connecticut Securities and Investments Division of the Department of Banking, and requests for information from the New York Department of Insurance, in each case requesting documentation and other information regarding various mutual fund regulatory issues. The Company continues to cooperate fully with these regulators in these matters.

The SEC’s Division of Enforcement and the New York Attorney General’s Office are investigating aspects of the Company’s variable annuity and mutual fund operations related to market timing. The Company continues to cooperate fully with the SEC and the New York Attorney General’s Office in these matters. The Company’s mutual funds are available for purchase by the separate accounts of different variable universal life insurance policies, variable annuity products, and funding agreements, and they are offered directly to certain qualified retirement plans. Although existing products contain transfer restrictions between subaccounts, some products, particularly older variable annuity products, do not contain restrictions on the frequency of transfers. In addition, as a result of the settlement of litigation against the Company with respect to certain owners of older variable annuity contracts, the Company’s ability to restrict transfers by these owners has, until recently, been limited. The Company has executed an agreement with the parties to the previously settled litigation which, together with separate agreements between these contract owners and their broker, has resulted in the exchange or surrender of substantially all of the variable annuity contracts that were the subject of the previously settled litigation. Pursuant to an agreement in principle reached in February 2005 with the Board of Directors of the mutual funds, the Company has indemnified the affected mutual funds for material harm deemed to have been caused to the funds by frequent trading by these owners for the period from January 2, 2004 through December 31, 2005. The Company does not expect to incur additional costs pursuant to this agreement in principle in light of the exchange or surrender of these variable annuity contracts.

The SEC’s Division of Enforcement also is investigating aspects of the Company’s variable annuity and mutual fund operations related to directed brokerage and revenue sharing. The Company discontinued the use of directed brokerage in recognition of mutual fund sales in late 2003. The Company continues to cooperate fully with the SEC in these matters.

The Company has received subpoenas from the New York Attorney General’s Office and the Connecticut Attorney General’s Office requesting information relating to the Company’s group annuity products, including single premium group annuities used in maturity or terminal funding programs. These subpoenas seek information about how various group annuity products are sold, how the Company selects mutual funds offered as investment options in certain group annuity products, and how brokers selling the Company’s group annuity products are compensated. The Company continues to cooperate fully with these regulators in these matters.

To date, none of the SEC’s and New York Attorney General’s market timing investigation, the SEC’s directed brokerage investigation, or the New York Attorney General’s and Connecticut Attorney General’s single premium group annuity investigation has resulted in the initiation of any formal action against the Company by these regulators. However, the Company believes that the SEC, the New York Attorney General’s Office, and the Connecticut Attorney General’s Office are likely to take some action against the Company at the conclusion of the respective investigations. The Company is engaged in active discussions with the SEC, the New York Attorney General’s Office and the Connecticut Attorney General’s Office. The potential timing of any resolution of any of these matters or the initiation of any formal action by any of these regulators is difficult to predict. The Company recorded a charge of $66 million to establish a reserve for the market timing and directed brokerage matters in the first quarter of 2005. Based on recent developments, the Company recorded an additional charge of $29 million in the fourth quarter of 2005 to increase the reserve for the market timing, directed brokerage and single premium group annuity matters. This reserve is an estimate; in view of the uncertainties regarding the outcome of these regulatory investigations, as well as the tax-deductibility of payments, it is possible that the ultimate cost to the Company of these matters could exceed the reserve by an amount that would have a material adverse effect on the Company’s consolidated results of operations or cash flows in a particular quarterly or annual period. There may be significant developments regarding one or more of these matters between the date of this filing and the date the Company files its Annual Report on Form 10-K for 2005. In that event, under generally accepted accounting principles in the United States, the Company could be required to change this estimate and record the change in its financial results for the fourth quarter of 2005.

On May 24, 2005, the Company received a subpoena from the Connecticut Attorney General’s Office seeking information about the Company’s participation in finite reinsurance transactions in which there was no substantial transfer of risk between the parties. The Company is cooperating fully with the Connecticut Attorney General’s Office in this matter.

On June 23, 2005, the Company received a subpoena from the New York Attorney General’s Office requesting information relating to purchases of the Company’s variable annuity products, or exchanges of other products for the Company’s variable annuity products, by New York residents who were 65 or older at the time of the purchase or exchange. On August 25, 2005, the Company received an additional subpoena from the New York Attorney General’s Office requesting information relating to purchases of or exchanges into the Company’s variable annuity products by New York residents during the past five years where the purchase or exchange was funded using funds from a tax-qualified plan or where the variable annuity purchased or exchanged for was a sub-account of a tax-qualified plan or was subsequently put into a tax-qualified plan. The Company is cooperating fully with the New York Attorney General’s Office in these matters.

On July 14, 2005, the Company received an additional subpoena from the Connecticut Attorney General’s Office concerning the Company’s structured settlement business. This subpoena requests information about the Company’s sale of annuity products for structured settlements, and about the ways in which brokers are compensated in connection with the sale of these products. The Company is cooperating fully with the New York Attorney General’s Office and the Connecticut Attorney General’s Office in these matters.

The Company has received a request for information from the New York Attorney General’s Office about issues relating to the reporting of workers’ compensation premium. The Company is cooperating fully with the New York Attorney General’s Office in this matter.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Some of the statements in this Form 8-K should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about our future results of operations. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ.

These important risks and uncertainties include the difficulty in predicting the Company’s potential exposure for asbestos and environmental claims and related litigation; the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses; changes in the stock markets, interest rates or other financial markets, including the potential effect on the Company’s statutory capital levels; the inability to effectively mitigate the impact of equity market volatility on the Company’s financial position and results of operations arising from obligations under annuity product guarantees; the difficulty in predicting the Company’s potential exposure arising out of regulatory proceedings or private claims relating to incentive compensation or payments made to brokers or other producers and alleged anti-competitive conduct; the uncertain effect on the Company of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers and other producers, including changes that have been announced and those which may occur in the future; the possibility of more unfavorable loss experience than anticipated; the incidence and severity of catastrophes, both natural and man-made; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of domestic and foreign regulatory developments, including those which could increase the Company’s business costs and required capital levels; the possibility of general economic and business conditions that are less favorable than anticipated; the Company’s ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; a downgrade in the Company’s claims-paying, financial strength or credit ratings; the ability of the Company’s subsidiaries to pay dividends to the Company; and others discussed in our Quarterly Reports on Form 10-Q, our 2004 Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update the information set forth in this Form 8-K, which speaks as of the date issued.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

January 26, 2006	By:	/s/ Neal S. Wolin

Name: Neal S. Wolin
Title: Executive Vice President and General Counsel